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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report included in the Annual Report on Form 10-K of Aspen Technology, Inc. for the fiscal year ended June 30, 1996.


                                          /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 10, 1997